                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT dated as of April 30, 2012 by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (as successor in interest to American International Life Assurance Company of New York) (the "Company").

                                   WITNESSETH:

     WHEREAS, the parties hereto have entered into a Participation Agreement dated as of September 2, 2003 (the "Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products; and

     WHEREAS, the parties desire to modify the Agreement in certain respects;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

  2. Amendment to Schedule A. Schedule A of the Agreement, a revised copy of which is attached hereto, is hereby amended to revise and update the names of the contracts funded by the Account. One of the contracts, the Vanguard Lifetime Income Program, is now known as "Group Immediate Variable Annuity."

  3. Amendment to Schedules B and D. Schedules B and D to the Agreement, revised copies of which are attached hereto, are hereby amended to add the Conservative Allocation Portfolio and the Moderate Allocation Portfolio to the Account effective as of April 30, 2012.

  4. No Other Modifications. Except as specifically modified hereby, the Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND


By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------

THE VANGUARD GROUP, INC.


By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------

VANGUARD MARKETING CORPORATION


By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (AS SUCCESSOR IN INTEREST TO AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK) on behalf of itself and each of its Accounts named in Schedule A hereto, as amended from time to time.

                                        ATTEST:


By:                                     By:
       ------------------------------          ------------------------------
Name:  Rodney E. Rishel                 Name:  Lauren W. Jones
Title: Senior Vice President            Title: Assistant Secretary

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT                      CONTRACTS FUNDED BY SEPARATE ACCOUNT
-------------------------------------------   ------------------------------------
Separate Account USL A of The United States   Group Immediate Variable Annuity
Life Insurance Company in the City of New
York
                                              Immediate Variable Annuity

                                   SCHEDULE B

                                   PORTFOLIOS

     The following Portfolios of the Vanguard Variable Insurance Funds shall be made available as investments underlying the Variable Insurance Products:

Money Market Portfolio
Total Bond Market Index Portfolio
High-Yield Bond Portfolio
Short-Term Investment-Grade Portfolio
Balanced Portfolio
Diversified Value Portfolio
Equity Income Portfolio
Equity Index Portfolio
Growth Portfolio
Mid-Cap Index Portfolio
REIT Index Portfolio
Small Company Growth Portfolio
International Portfolio
Total Stock Market Index Portfolio
Capital Growth Portfolio
Conservative Allocation Portfolio
Moderate Allocation Portfolio

                                   SCHEDULE D
                            LARGE TRANSACTION AMOUNTS

              PORTFOLIO                 LARGE TRANSACTION AMOUNT
-------------------------------------   ------------------------
Money Market Portfolio                              $

Total Bond Market Index Portfolio

High-Yield Bond Portfolio

Short-Term Investment-Grade Portfolio

Balanced Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

Mid-Cap Index Portfolio

REIT Index Portfolio

Small Company Growth Portfolio

International Portfolio

Total Stock Market Index Portfolio

Capital Growth Portfolio

Conservative Allocation Portfolio

Moderate Allocation Portfolio